SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                Form 8-K

               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



Date of Report       (Date of earliest event reported)       August 28, 2003



                          Goddard Industries, Inc.

..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
..
          (Exact Name of Registrant as Specified in Its Charter)


    Massachusetts                 0-2052                       04-2268165
..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
..
  (State  or  Other            (Commission              (I.R.S. Employer
     Jurisdiction              File Number)              Identification No.)
   of Incorporation)



    705 Plantation Street, Worcester, Massachusetts              01605

..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
..
      (Address of Principal Executive Offices)                 (Zip Code)


                                                            (508) 852-2436
   Registrant's telephone number, including area code  .  .  .  .  .  .  .  .

  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .
       (Former Name or Former Address, If Changed Since Last Report)












Item 5. Other Events


REASON FOR FILING OF FORM 8-K

On February 3, 2003, subsequent to the filing of its Form 10-K for the fiscal year ended September 28, 2002, Goddard Industries, Inc. (the "Company") filed a Form 8-K with the Securities and Exchange Commission (the "Commission") reporting the sale of its Goddard Valve business on January 31, 2003. On April 7, 2003, it filed a Form 8-K/A containing Unaudited Pro Forma Consolidating Balance Sheets as of September 28, 2002 and Unaudited Pro Forma Consolidating Statements of Operations for periods ended September 28, 2002 and December 28, 2002 to reflect the disposition of the Goddard Valve business.

On June 23, 2003, the Company filed Schedules 14A and 13E-3 describing a proposal to effectuate a 500:1 reverse stock split and then terminate the registration of its Common Stock under the Securities Exchange Act.

In response to the request of the Commission, the Company is filing this Form 8-K to provide a description of the Company's business, a Management's Discussion and Analysis of Financial Condition and Results of Operations, and audited financial statements of the Company as of September 30, 2002 and for the two years then ended, reflecting Goddard Valve as a discontinued business as of the first day of that period, in addition to the unaudited proforma financial statements previously filed, in order to assist stockholders in evaluating the continuing business and the proposal for the reverse stock split.


                                INDEX
    Business Description (See pages 3 and 4 hereof)


    Management Discussion and Analysis (See pages 5 through 9 hereof)


    Financial Statements.

          1.   Report of Greenberg, Rosenblatt, Kull &
               Bitsoli, P.C. dated August 25, 2003. (See page 10 hereof.)

          2. Report of McBain & Co. Audit & Assurance Services, dated August 23, 2003, and consent. (See pages 11 and 12 hereof.)

          3.   Consolidated Balance Sheet as of September 28,
               2002 (See pages 13 and 14 hereof.)

          4. Consolidated Statement of Operations for the fifty-two weeks ended September 28, 2002 and September 29, 2001. (See pages 15 and 16 hereof.)

          5. Consolidated Statements of Stockholders' Equity for the fifty-two weeks ended September 28, 2002 and September 29, 2001 (See page 17 hereof.)

          6. Consolidated Statements of Cash Flows for the for the fifty-two weeks ended September 28, 2002 and September 29, 2001 (See pages 18 and 19 hereof.)

          7.   Notes to the Consolidated Financial
               Statements.  (See pages 20-35 hereof.)


BUSINESS DESCRIPTION


Background

Goddard Industries, Inc. (which together with its wholly owned subsidiaries is hereinafter referred to as the "Company") is engaged primarily in the design, manufacture, sale, and distribution of valves for industrial and commercial use. The Company is a Massachusetts corporation organized in 1959. Its executive offices are located at 705 Plantation Street, Worcester, Massachusetts 01605.

On January 31, 2003 the Company sold substantially all of the assets of its Goddard Valve Corporation (the name of which was subsequently changed to Mack Valve Corporation and is referred to herein as "Mack-USA") business. On June 18, 2003, the Company sold all of the real estate located in Worcester, MA used in the operation of that Goddard Valve business.




Description of Continuing Operations

Products are designed, manufactured, and sold by the Company's subsidiary Mack Valves Pty Ltd ("Mack Valves") which is located in Melbourne, Australia, and has sales offices in Queensland, New South Wales, South Australia, and sales representatives throughout Asia. Mack Valves produces a range of cryogenic valves, a range of safety and relief valves, and a range of water, steam, fire service and industrial valves. The Mack Automatic Control Valve and supporting valve products are used extensively in clean water, fire prevention, mining and other industrial applications. The cryogenic valve line produced at Mack Valves consists of bronze ball, globe, safety, relief, and diverter valves. The Company believes that Mack Valves has a dominant share of the Australian market for its full range of products and a significant position in Southeast Asia. Mack Valves was acquired by the Company on November 1, 2000. See Note 1 to the financial statements for further information on the acquisition of Mack Valves.

Discontinued Operations

The Company's discontinued Goddard Valve business designs, manufactures and sells cryogenic gate, globe and check valves and control devices required for the handling of liquefied oxygen, nitrogen, liquefied natural gas, and other liquefied gases. The principal markets for Goddard Valve's cryogenic products historically have been industrial gas producers and manufacturers of cryogenic tanks and transport trailers. In more recent years, markets for special cryogenic valves have developed for use on tanks required by the semi-conductor manufacturing and medical technology industries. Goddard Valve distributes its cryogenic valves directly in the United States, through Mack Valves Pty Ltd in Australia and Southeast Asia, and through independent sales representatives in the rest of the world.

Sources of Supply.

Raw materials for Mack Valves consist of stainless steel, aluminum, bronze and cast iron castings and bar stock, all of which are available from a variety of regular and competitive suppliers. The Company does not anticipate difficulty in obtaining sufficient raw materials for that business.


Dependence upon Principal Customers.

In the fiscal years ended September 28, 2002 and September 29, 2001 no single customer accounted for more than 5% of revenues of the continuing operations.


Backlog.

The dollar amount of the Company's backlog of orders for its continuing operations which were believed to be firm at September 28, 2002 was $344,000, up 14.9% over a year earlier.


Competition.

Mack Valves has many competitors for water and industrial valves throughout the world. There are no dominant competitors in any of its lines of business in its marketing areas.


Research and Development.

During fiscal year 2002 the Company spent approximately $57,000, or 1.7% of sales from continuing operations, on all engineering projects, including Company-sponsored research and development of proprietary valves. Two employees of the Company work full or part time on these projects. R & D expenditures were made on new products and refreshment of existing products. During fiscal year 2001, the Company spent $49,000 or 1.4% of sales from continuing operations for research and development.

Employees.

As of December 20, 2002, the Company had a total of 88 full-time employees of whom 71 were involved in its continuing operations.

MANAGEMENT DISCUSSION AND ANALYSIS

This Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon the restated financial statements included in this Form 8-K, which have been restated to treat the Company's Goddard Valve business as discontinued operations as of October 1, 2000, the first day of the period of such statements. Except as set forth below under Note 16 - Subsequent Events (Sale of Assets of Goddard Valve Corporation) these restated financial statements do not reflect the financial impact of the Company's sale of the Goddard Valve business and related real estate located in Worcester, MA subsequent to September 28, 2002.

Results of Operations - Fiscal Year 2002 Compared to Fiscal Year 2001

Net sales from continuing operations for the fiscal year ended September 28, 2002 were $3,219,000 with a net loss from continuing operations of $311,000, or $0.13 basic loss per share, compared with net sales from continuing operations of $3,577,000 with a net loss from continuing operations of $173,000, or $0.08 basic loss per share, for the prior year. The 10% reduction in year to year sales reflects the decline in capital spending for capital equipment in the industrial gas industry specifically, as well as the general decline in process industries worldwide.

The increase in loss from continuing operations of $242,000 between FY2001 and FY2002 was the result of a decline in gross margin of $177,000 following the decline in revenues, and an increase of $66,000 of selling general and administrative costs. The gross margin decrease of $177,000, was made up of $148,000 from lower sales, and $29,000 from an increase in cost of goods.
The higher cost of goods is principally attributable to under absorption of
overhead at lower volume.    Actions have been taken at Mack Valves to reduce
expenses commensurate with lower sales, including elimination of redundancies and the closure of the Malaysian sales office where sales have been substantially affected by the economic slowdown in Southeast Asia.

The loss from discontinued operations for the twelve months ended September 28, 2002 was $230,000 or $.09 basic loss per share, compared with $297,000 or $.14 basic loss per share for the twelve months ended September 29, 2001. The losses from discontinued operations for both years were the result of normal operations of the business.

Orders received during FY2002 for the continuing business were 5% lower than the previous year. As reported above, these declines reflect the decline in capital spending in the industrial gas business specifically, as well as the general decline in process industries worldwide. For the fourth consecutive year, worldwide construction of air separation plants has declined, following the aggressive expansion in capacity in the industry in the period preceding 1998. Similarly, construction of new transport trailers and storage tanks has also remained flat or declined, as the major air separation companies opt to refurbish rather than replace. Approximately 20% of Mack Valves sales are to the industrial gas industry. The remaining 80% are dependent upon capital spending in the clean water sector and industrial process market, both of which have slowed down as a result of depressed economies in Australia and

Southeast Asia. While the Company hopes for a return to more robust global growth, it cannot predict when that will occur.

In an effort to reduce expenses to be in line with lower volumes, the Company has taken a series of actions throughout the year. In October, 2001, management salaries in the USA were reduced by 10%. In May, 2002, the Company instituted a program of substituting stock options for a portion of salary for certain senior members of the management team; substituting stock options for cash fees for directors of the Company; reducing professional fees associated with being a public company; and further reductions of administrative functions within the Company.


Critical Accounting Policies

The Company's significant accounting policies are more fully described in
Note 2 to the financial statements. However, certain accounting policies are particularly important to the portrayal of the Company's financial position and results of operations and require the application of significant judgment by management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, management makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based upon historical experience, the terms of existing contracts, observation of trends in the industry, information obtained from customers and outside sources, and various other assumptions that are believed to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting policies include:

Deferred Tax Assets: Deferred tax assets arise from temporary differences between recognition of certain expenses for financial reporting and income tax purposes. Valuation allowances are established when realization of these tax assets becomes doubtful. Periodically management reviews the components of the deferred tax assets and records allowances based upon the nature of the item giving rise to them, economic conditions, and management's plans related to realization of the deferred tax assets.

Goodwill: Goodwill, created in connection with the acquisition of Mack Valves on November 1, 2000, is stated at cost. Amortization is computed over an estimated useful life of thirty years. In connection with periodic reviews of this useful life, we consider changes in the economic environment, technological advances, and management's assessment of future revenue potential.

Asset Impairment: In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefits of the assets, any historical or future profitability measurements, and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The fair value of the asset is measured using an estimate of discounted cash flow analysis. Management has carried out the appropriate cash flow analysis and determined that there is no impairment of assets.


Liquidity and Capital Resources

On April 16, 2002, Mack Valves renewed its agreement with National Australia Bank Limited (NAB) under substantially the same terms as its previous agreement, but with slightly higher interest rates and a financial covenant added.

At September 28, 2002, debt associated with continuing operations equaled $1,466,000, all of which was held by NAB, and all of which is classified as current because at June 28, 2003, Mack Valves had not met its debt service coverage covenant with NAB. The Company and NAB are currently discussing ways of resolving this issue, which may involve a pay-down of some portion of the NAB debt.

At September 28, 2002, cash and cash equivalents were $301,000 and working capital was $440,000.

Long term debt which was outstanding at September 28, 2002 which pertains to now discontinued operations was $1,724,000, all of which was held by Commerce Bank and Trust Company ("CBT"). On March 22, 2002, the Company entered into a Loan Agreement with CBT which included a $1,550,000 revolving line of credit ("Revolver"); a $700,000 real estate mortgage loan ("Mortgage"). These facilities replaced all of the Company's previously existing facilities at Fleet National Bank ("Fleet"). The Revolver is committed for two years at a time with an annual review, and the mortgage is for a ten year term with a
twenty year amortization schedule.    All loans are secured by
substantially all the properties of the Company and are subject to certain covenant requirements, the most restrictive of which related to tangible net worth, leverage ratios and a restricted cash deposit of $200,000. On March 22, 2002, in a non-cash transaction, the notes payable to Fleet, with balances aggregating $1,798,333, were repaid from the proceeds of the CBT financing.

All of the Commerce Bank debt was retired at January 31, 2003 at the time of the sale of assets of Mack-USA.

As a result of the sale of the Goddard Valve business and the related real estate, the Company's liquidity and capital resources have been significantly improved. At June 28, 2003, cash and cash equivalents were $2,560,000, and working capital was $1,688,000. On that date, long term debt equaled $1,669,000 (denominated in AUD), substantially all of which is held by National Australia Bank ("NAB"). This debt arose from the financing of the acquisition of Mack Valves. All of this debt is classified as current.

Management believes that the liquidity generated from the sale of the Goddard Valve business assets and related real estate plus the facility with NAB will be sufficient to provide normal working capital and debt service requirements of the Company's current business in the near and long term future. At June 28, 2003, the Company had sufficient cash to pay down its entire debt to NAB, if necessary, and still have sufficient working capital to meet the company's needs for the next twelve months. The Company does not have any off-balance sheet financing.


Recent Accounting Pronouncements
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to acquisition. SFAS No. 142 provides that intangible assets with finite lives be amortized, and that goodwill and intangible assets with indefinite lives be tested at least annually for impairment, rather than being amortized. Upon adoption of SFAS Nos. 141 and 142 the Company will stop amortization of goodwill that resulted from business combinations completed prior to the adoption of SFAS No. 141. The Company currently has goodwill and other intangible assets on its balance sheet. The Company is required to adopt SFAS Nos. 141, and 142 on September 29, 2002, and their application will first be reflected in the Company's 10-QSB filing for the first quarter of its fiscal year 2003. Prior to its adoption of these standards, management has made a preliminary review of the impact of adopting these new standards and expects that there will be no impairment or other negative impact.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This pronouncement supersedes SFAS No. 121. The Company is required to adopt SFAS No. 144 on September 29, 2002, and the application will first be reflected in the Company's 10-QSB filing for the first quarter of its fiscal year 2003. Prior to its adoption of these standards, management has made a preliminary review of the impact of adopting them and expects that there will be no impairment or other negative impact.

In October 2001, the Financial Accounting Standards Board also issued SFAS No. 143 "Accounting for Asset Retirement Obligations." The Company does not hold any assets affected by this statement, and it is not expected to have a material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal periods beginning after December 15, 2002. The adoption of SFAS No. 148 is not expected to have a significant impact on the Company.

Forward Looking Information

Information in this report includes various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements with words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to the Company, the Company's business or the Company's management. Forward-looking statements are based largely on the Company's current expectations and projections about future events and financial trends affecting the financial condition of the business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about the Company, including, among other things: general economic and business conditions, both nationally, internationally and in the Company's markets; the Company's expectations and estimates concerning the Company's future financial performance, financing plans and the effect of competition; the ability of the Company to reduce expenses as planned without impairing its core business operations; capital expenditures by competitors; market acceptance of new products; the development of new competitive technologies; the ability to satisfy demand for the Company's products; the ability to achieve low cost sourcing; the availability of key components for the Company's products; the availability of qualified personnel; the impact of possible future acquisitions; international, national, regional and local economic and political changes; and trends affecting the cryogenic valve industry, the Company's financial condition or the results of its operations.

Given the uncertainties that attach to the Company's forward-looking statements, undue reliance should not be placed on them. The Company's actual results could differ materially from those anticipated in its forward-looking statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          Independent Auditors' Report

The Shareholders and Board of Directors
Goddard Industries, Inc. and Subsidiaries
Worcester, Massachusetts

We have audited the consolidated balance sheet of Goddard Industries, Inc. and Subsidiaries as of September 28, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended September 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Mack Valves Pty Ltd., a wholly owned subsidiary, whose financial statements reflect approximately 45 percent of the consolidated assets at September 28, 2002 and approximately 50 and 48 percent of consolidated revenues for the two years then ended. Those statements, with the exception of the reconciliation from accounting principles generally accepted in Australia to accounting principles generally accepted in the United States which was audited by us, were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Mack Valves Pty Ltd., is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Goddard Industries, Inc. and Subsidiaries as of September 28, 2002 and the consolidated results of their operations and cash flows for each of the two years in the period ended September 28, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 16 to the financial statements, on January 31, 2003 the Company sold substantially all of the operating assets and on June 18, 2003 all of the related real estate of Goddard Valve Corporation. Consequently, the accompanying financial statements have been restated to reflect Goddard Valve Corporation as discontinued operations.

GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.  /s/ Greenberg, Rosenblatt, Kull
                                                   & Bitsoli, P.C.
Worcester, Massachusetts
August 25, 2003
                                  - 10 -


MACK VALVES PTY LTD
ABN 99 094 830 145

Independent Audit Report to the Members

Scope

We have audited the financial report of Mack Valves Pty Ltd for the year ended 30 September 2002 and the period 20 October 2000 (inception) through 30 September 2001, comprising the Director's Declaration, Statement of Financial Performance, Statement of Financial Position, Statement of Cash Flows and notes to the financial statements. The company's directors are responsible for the financial report. We have conducted an independent audit of this financial report in order to express an opinion on it to the members of the company.

Our audit has been conducted in accordance with Australian and United States Auditing Standards to provide reasonable assurance as to whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Australian Accounting Standards, other mandatory professional reporting requirements in Australia and statutory requirements so as to present a view which is consistent with our understanding of the company's financial position and performance as represented by the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In our opinion, the financial report of Mack Valves Pty Ltd is in accordance with:

(a)   the Corporations Act 2001, including:
      (i) giving a true and fair view of the company's financial position as at 30 September 2002 and of its performance for the year ended 30 September 2002 and the period 20 October 2000
(inception) through 30 September 2001; and

      (ii) complying with Australian Accounting Standards and the Corporations Regulations 2001; and

(b) other mandatory professional reporting requirements in Australia.

McBain & Co.                   /s/ McBain & Co.
Audit & Assurance Services

David W. McBain CPA            /s/ David W. McBain
Partner

Dated this 23rd day of August 2003
                                   - 11 -

                                 MCBAIN & CO.
                          Audit & Assurance Services








We consent to the inclusion in Goddard Industries, Inc.'s Current Report on Form 8K, of our Independent Audit Report to the Members dated 23 August 2003 on the financial statements of Mack Valves Pty Ltd, as of and for the year ended September 30, 2002 and the period 20 October 2000 (Inception) through September 30, 2001.



August 23, 2003                            McBAIN & Co.
                                           Balwyn, Victoria, Australia

                                  Signed: /s/ David McBain

                GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                            September 28, 2002

                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                      $  301,417
   Cash - restricted                                 200,000
   Accounts receivable, net of allowance
    for doubtful accounts of $40,800                 532,167
   Inventories                                       826,940
   Refundable taxes on income                        373,765
   Prepaid expenses                                   93,964
   Deferred income taxes                             276,122

     TOTAL CURRENT ASSETS                          2,604,375

PROPERTY, PLANT AND EQUIPMENT                        594,402

OTHER ASSETS:
   Deferred charges                                   12,291
   Deferred income taxes                             164,454
   Investment                                        250,000
   Deferred Financing Charges                         32,437
   Goodwill                                        2,331,512
   Net assets of discontinued operations           1,014,691

     TOTAL OTHER ASSETS                            3,805,385

TOTAL ASSETS                                      $7,004,162


             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt           $1,466,068
   Accounts payable                                  351,432
   Accrued expenses                                  277,875
   Deferred compensation                              68,988

     TOTAL CURRENT LIABILITIES                     2,164,363

LONG-TERM DEBT                                          -
DEFERRED COMPENSATION                                345,571





           The accompanying notes are an integral part of the consolidated financial statements

SHAREHOLDERS' EQUITY:
Capital Stock:
    Preferred stock - par value $.01 per share;
     3,000,000 shares authorized, none issued
     or outstanding.                                      -
    Common stock - par value $.01 per share;
     Authorized 12,000,000 shares, issued and
     outstanding 2,560,684 shares                       25,607
   Additional paid-in capital                          700,487
   Accumulated other comprehensive income               49,440
   Retained earnings                                 3,718,694

     TOTAL SHAREHOLDERS' EQUITY                      4,494,228

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $7,004,162


































           The accompanying notes are an integral part of the consolidated financial statements

                 GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             YEARS ENDED SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001


                                       2002                       2001

SALES                               $3,218,722                 $3,577,445

COST OF SALES                        1,927,425                  2,109,628

GROSS PROFIT                         1,291,297                  1,467,817

SELLING AND ADMINISTRATIVE
  EXPENSES                           1,709,834                  1,644,110

LOSS FROM
  OPERATIONS                          (418,537)                  (176,293)

OTHER INCOME (EXPENSE):
 Interest expense                     (135,219)                  (149,092)
 Other income (loss), net               30,170                    129,133
 Loss on foreign
     exchange                          (21,544)                   (77,407)
   TOTAL OTHER
    INCOME (EXPENSE)                  (126,593)                   (97,366)

LOSS FROM CONTINUING
  OPERATIONS BEFORE TAXES             (545,130)                  (273,659)

INCOME TAXES:
    Current                           (245,269)                   (29,194)
    Deferred                            10,928                    (71,769)
BENEFIT FROM
  INCOME TAXES                        (234,341)                  (100,963)

LOSS FROM CONTINUING
 OPERATIONS, NET OF INCOME
 TAX BENEFIT                          (310,789)                  (172,696)

LOSS FROM DISCONTINUED
 OPERATIONS, NET OF
 INCOME TAX BENEFIT                   (229,565)                  (296,527)

NET INCOME (LOSS)                    $(540,354)                 $(469,223)






           The accompanying notes are an integral part of the consolidated financial statements

                   GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             YEARS ENDED SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001
                               (Continued)



                                      2002                        2001

EARNINGS (LOSS) PER SHARE:
 Basic:

   Continuing operations             $(0.13)                     $(0.08)

   Discontinued operations            (0.09)                      (0.14)

   Net income (loss)                 $(0.22)                     $(0.22)


Weighted average shares             2,461,783                   2,155,979































                The accompanying notes are an integral part
                  of the consolidated financial statements

                   GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             YEARS ENDED SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001

                                        Other                Accum
                           Additional  Compre-             Other Com-
                     Common  paid-in   hensive   Retained  prehensive
                     stock   capital   income    earnings    income     Total
Balance at
 September 30, 2000
 2,142,271 shares $21,423  $488,398           $4,728,271     -     $5,238,092

Net loss            -         -    $(469,223)  (469,223)    -       (469,223)

Other comprehensive income:
  Foreign currency
   translation, net
   of taxes of $46,000               (67,971)      -     (67,971)    (67,971)

Comprehensive income               $(537,194)

Stock options exercised
    15,000 shares     150     8,615                 -        -          8,765

Stock issued under employee
 stock purchase plan
     3,413 shares     34      1,474                 -        -          1,508

Balance at
 September 29, 2001
 2,160,684 shares  21,607   498,487            4,259,048  (67,971)  4,711,171

Net loss                           $(540,354)  (540,354)    -       (540,354)

Other comprehensive income:
 foreign currency
 translation, net
 of taxes of $79,000                  117,411             117,411     117,411

Comprehensive
 income:                            $(422,943)

Proceeds from sale of
 common stock
   400,000 shares  4,000   396,000                                   400,000

Payment of private
 placement costs          (194,000)                                 (194,000)

Balance at
 September 28, 2002
 2,560,684 shares $25,607  $700,487           $3,718,694  $49,440  $4,494,228

The accompanying notes are an integral part of the consolidated financial statements
                                       - 17 -

                   GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001

                                                2002              2001
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $ (540,354)       $ (469,223)

  Adjustments to reconcile net loss
   to net cash used in operating
   activities:
    Loss from discontinued operations          229,565           296,527
    Gain on disposal of assets                  (3,158)           (3,775)
    Depreciation and amortization              209,476           166,840
    Deferred income taxes                       20,174          (207,409)
    Changes in assets and liabilities:
      Accounts receivable                      106,722           (76,135)
      Inventories                              100,376            28,773
      Refundable income taxes                 (150,750)         (222,672)
      Prepaid expenses and other                70,862           (64,616)
      Accounts payable                         (26,605)          211,777
      Accrued expenses                          (7,092)          (17,854)
      Deferred compensation                   (105,534)          (27,159)
      Income tax payable                      (107,336)          105,178

       NET CASH USED IN
         OPERATING ACTIVITIES                $(203,654)        $(279,748)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Deferred charges                             (44,315)           67,677
  Property, plant and equipment additions      (88,135)          (75,180)
  Proceeds from sale of equipment                4,567            16,062
  Investment in net assets of target,
    net of cash                                   -           (4,126,672)
  Cash provided by discontinued operations     249,513           337,914

    NET CASH PROVIDED BY (USED IN)
     INVESTING ACTIVITIES                      121,630        (3,780,199)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long term debt               1,060,172         3,436,595
  Repayments of long term debt              (1,385,609)         (107,336)
  Issuance of common stock                     206,000            10,273
  Restricted cash                             (200,000)             -
  Deferred Finance Fees                       (142,262)          (77,759)

    NET CASH PROVIDED BY
     (USED IN) FINANCING ACTIVITIES           (461,699)        3,261,773

EFFECT OF EXCHANGE RATE CHANGES ON CASH         29,436           (16,833)

NET DECREASE IN CASH AND EQUIVALENTS          (514,287)         (815,007)

CASH AND EQUIVALENTS - BEGINNING               815,704         1,630,711

CASH AND EQUIVALENTS - ENDING               $  301,417        $  815,704
                                      -18-


     Supplemental Disclosures of Cash Flow Information


CASH PAID DURING THE PERIOD:
  Interest                                    $229,000          $300,000
  Income taxes                                $   -             $   -












































                    The accompanying notes are an integral part
                     of the consolidated financial statements

                  GODDARD INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001


NOTE 1.       BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Goddard Industries, Inc. ("Industries"), its wholly-owned subsidiaries Goddard Valve Corporation (the name of which was subsequently changed to Mack Valves Corporation and is referred to herein as "Mack-USA"), Goddard Management Company, Inc. ("Management"), and Mack Valves Pty Ltd ("Mack Valves"),(collectively, the "Company"). Continuing operations include the results of Industries, Management, and Mack Valves. Mack Valves operations are for the period beginning with the date of its acquisition on November 1, 2000. Goddard Management Company, Inc. was dissolved during the quarter ended June 29, 2002. Financial Statements for discontinued operations include the accounts of Mack-USA. As discussed in Note 16, during the year ending September 27, 2003 the Company sold substantially all of the operating assets and related real estate of Mack-USA. Consequently, the accompanying financial statements have been restated to report Mack-USA as discontinued operations.


On November 1, 2000, the Company acquired substantially all of the assets of Mack Valves of Melbourne, Australia for a purchase price of $3,615,000. The transaction has been accounted for under the purchase method of accounting. The acquisition was financed through secured credit facilities totaling approximately $3,668,000. The Company acquired net assets valued at $1,360,000. The excess of purchase price plus transaction costs over the fair value of the assets acquired (Goodwill) was approximately $2,309,000 and is being amortized on a straight-line basis over thirty years (refer to further discussion of goodwill in Note 2, Summary of Significant Accounting Policies). In addition, contingent consideration of approximately A$800,000 ($435,000) in cash and A$422,500 ($230,000) in non-qualified stock options will be required if Mack Valves achieves various sales levels during the five year period following its acquisition, or if there is a prescribed change in control of Mack Valves or the Company. Such payments, if any, will be added to Goodwill.


All material intercompany transactions have been eliminated.


NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year:
The Company's fiscal year ends on the Saturday nearest to September 30. The years ended September 28, 2002, September 29, 2001 each contain 52 weeks.


Cash and Cash Equivalents:
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are on deposit with financial institutions. At times, such domestic deposits are in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits.


Inventories:
Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.


Property, Plant and Equipment:
Property, plant and equipment are carried at cost and depreciated using the straight-line method over the following estimated useful lives:

                                                   YEARS

            Building and improvements             10 - 35
            Machinery, equipment and tools         3 - 10
            Office equipment and fixtures          5 - 10


Advertising:
Advertising costs are expensed when incurred.


Income Taxes:
Taxes are provided for items entering into the determination of net income for financial reporting purposes, irrespective of when such items are reported for income tax purposes. Accordingly, deferred income taxes have been provided for all temporary differences. Tax credits are accounted for on the flow-through method, whereby credits earned during the year are used to reduce the current income tax provision.


Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Although these estimates are based on management's knowledge of current events and actions to be undertaken in the future, they may differ from actual results.


Revenue Recognition:
The Company recognizes revenue when goods are shipped from its facilities and title passes.


Foreign Currency Translation:
The assets and liabilities of foreign subsidiaries and branches are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates, and revenues and expenses are translated at the average rates for the year. Adjustments resulting from these translations are included in Accumulated other comprehensive income.

Amortization of Deferred Finance Fees:
Deferred finance fees are being amortized on the straight-line method over the five to ten year lives of the related debt.


Amortization of Goodwill:
Goodwill, which represents the excess of the purchase price over the fair value of assets purchased, together with transaction costs associated with the acquisition, is being amortized on a straight line basis over thirty years (refer to Recent Accounting Pronouncements, below).


Derivatives:
Effective October 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the Company to record all derivatives on the balance sheet at fair value. The Company generally does not have any derivative instruments and generally does not engage in any hedging activities. Consequently, the adoption of SFAS No. 133 did not have a material impact on the Company.

Recent Accounting Pronouncements:
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to acquisition. SFAS No. 142 provides that intangible assets with finite lives be amortized, and that goodwill and intangible assets with indefinite lives be tested at least annually for impairment, rather than being amortized.
Upon adoption of SFAS Nos. 141 and 142 the Company will stop amortization of goodwill that resulted from business combinations completed prior to the adoption of SFAS No. 141. The Company currently has goodwill and other intangible assets on its balance sheet. The Company is required to adopt SFAS Nos. 141 and 142 on September 29, 2002.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This pronouncement supersedes SFAS No. 121. The Company is required to adopt SFAS No. 144 on September 29, 2002.

Management has evaluated the impact of adopting the SFAS Nos. 141, 142 and 144, and believes that there will not be any material impact on the Company's financial statements.

In October 2001 the Financial Accounting Standards Board also issued SFAS No. 143 "Accounting for Asset Retirement Obligations". The Company does not hold any assets affected by this statement and it is not expected to have a material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal periods beginning after December 15, 2002. The adoption of SFAS No. 148 is not expected to have a significant impact on the Company.



NOTE 3.       INVENTORIES

Inventories are comprised of the following:

                                         2002

               Finished goods         $ 680,442
               Work in process           47,035
               Raw materials             99,463

                                      $ 826,940



NOTE 4.       PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                 2002

          Machinery, equipment and tools    $   803,019
          Office equipment and fixtures          50,061

                                                853,080
          Accumulated depreciation             (258,678)

                                             $  594,402

Depreciation expense charged to continuing operations was approximately $136,000 and $98,000 in 2002 and 2001, respectively.



NOTE 5.       LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

On April 16, 2002, Mack Valves renewed its loan facility with National Australia Bank Limited. This renewal resulted in an increase of .45 percentage points in the facility fee that is charged by the bank, and the addition of a financial covenant on interest coverage. The note payable is for A$1,200,000 ($652,800), and the revolving line of credit is for A$1,800,000 ($979,200).
The Company's long-term debt related to continuing operations at September 28, 2002 consisted of the following:

Note payable, National Australia Bank, due in
quarterly installments of approximately A$71,000
($39,000) including interest at 9.30% through
November 2005 (Denominated in AUD).                 $  451,378

Revolving line of credit, National Australia Bank,
current rate of 6.50%, through October 2005.  Commencing
November 1, 2005 quarterly payments of principal plus
interest in amounts sufficient to amortize the then
outstanding balance by October 31, 2010.  Interest may
not exceed 9.55% for the life of the loan.
(Denominated in AUD).                                    979,200

Capital lease obligations for machinery
(Denominated in AUD).                                     35,490

                                                     $ 1,466,068


All of the above bank debt is secured by substantially all assets of Mack Valves, with a guarantee from Industries. At June 28, 2003, Mack Valves was not in compliance with certain financial covenants related to these loans and accordingly, the Company has reclassified the National Australia Bank debt as current at September 28, 2002.


During the year ended September 29, 2001, the Company acquired approximately $83,000 of equipment under capital leases in non-cash transactions.

Future minimum payments under the above capital leases total $40,377 of which $4,887 represents interest (denominated in AUD).

Amortization of assets under capital leases totaling approximately $29,000 in 2002 and $71,000 in 2001 is included in depreciation expense and accumulated depreciation. The net book value of the assets under capital leases at the end of 2002 was approximately $29,000.

Approximate future scheduled principal payments on the above debt for the following fiscal years are:

            2003        $  138,000
            2004           146,000
            2005           165,000
            2006           218,000
            2007           196,000
            Thereafter     603,000

NOTE 6.       COMMON STOCK

On October 31, 2001, the stockholders of the Company approved resolutions to amend the corporation's Restated Articles of Organization to increase the number of shares of the Company's common stock authorized to be issued from 3,000,000 to 12,000,000 shares, and to authorize 3,000,000 shares of a new class of preferred stock, as yet undesignated as to series.

In December 2001, the Company initiated an offering of common stock, and warrants to purchase common stock, on a private placement basis in order to raise up to $3,000,000 of equity capital to fund its acquisition strategy and working capital needs. In the offering, each share of common stock and each warrant, which is exercisable for an additional share of common stock, comprise one unit (each a "Unit"). Units are being offered at $1.00 per Unit, with the warrants exercisable at $2.00 per share of common stock. On December 28, 2001, the Company consummated an initial closing of the private placement at which certain executive officers and directors of the Company purchased Units for an aggregate purchase price of $400,000. Expenses associated with the private placement, totaling $194,000, have been charged to additional paid-in capital during the year ending September 28, 2002.





NOTE 7.       COMMON STOCK OPTIONS

In May 2002, as part of a program to reduce expenses, the Company granted incentive and non-qualified stock options in lieu of pay and fees under the Company's 1998 Equity Incentive Plan, to Directors and certain senior Company managers, in the amount of approximately three shares for each annual dollar of fees or pay reduction over a ten month period commencing May 22, 2002 and ending March 21, 2003, at an exercise price of $0.525, the mean between the bid and asked price on May 22, 2002. Substantially all of the options vest ratably over the ten month period. Under this program a total of 301,600 incentive and 40,000 non-qualified stock options were granted.

In addition during the year ended September 28, 2002, the company granted non-qualified options for a total of 60,000 shares with an exercise price of $.74 under the 1998 Equity Incentive Plan, to an executive consultant in China, and to the Company's Managing Director of Mack Valves in Australia.

During the year ended September 29, 2001, the company granted qualified options for 75,000 shares under the 1998 Equity Incentive Plan, and non-qualified shares for 5,000 to each non-employee director (20,000 in total).

The 1998 Equity Incentive Plan provided for the grant of options for a maximum of 600,000 shares. In March 2002 the stockholders approved increasing the maximum to 1,000,000 shares.

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                             2002      2001

              Dividend yield                 None      None
              Expected volatility           68.78%     71.32%
              Risk-free interest rate        5.00%      4.00%
              Expected lives               10 years   10 years








A summary of the status of the Company's outstanding options as of September 28, 2002 and September 29, 2001 and the changes during the years ending on those dates are presented below:


                       September 28, 2002  September 29, 2001
                                  Weighted            Weighted
                                   average             average
                                  exercise            exercise
                        Shares     price    Shares     price
 Outstanding at
  beginning of
     year               648,500   $ 1.56    658,500   $ 1.61

   Granted              401,600      .56     95,000      .73
      Exercised            -         -      -15,000      .50
      Expired or
        Cancelled       -29,000     1.88    -90,000     1.25

Outstanding at
     end of year      1,021,100   $ 1.15    648,500   $ 1.56

    Options exercisable
     At year-end        562,640             319,875

    Weighted average
     fair value of
     options granted
     during the year      $ .44            $   .58

The following summarizes information about fixed stock options outstanding at September 28, 2002:

                             Weighted
                             average
                             remaining    Weighted               Weighted
                   Number    contractual  average     Number     average
      Exercise  outstanding  life         exercise  exercisable  exercise
       price    at 9/28/02   in years     price     at 9/28/02   price

      $2.88      33,000        .50        $ 2.88       33,000    $  2.88
      $1.63     200,000       6.00        $ 1.63      150,000    $  1.63
      $1.38     141,500       7.25        $ 1.38       93,250    $  1.38
      $2.00      50,000       7.50        $ 2.00       25,000    $  2.00
      $1.75      90,000       7.75        $ 1.75       65,000    $  1.75
      $1.25      10,000       7.75        $ 1.25       10,000    $  1.25
      $ .78      20,000       8.50        $  .78       20,000    $   .78
      $ .72      75,000       8.50        $  .72       18,750    $   .72
      $ .74      60,000       9.25        $  .74        5,000    $   .74
      $ .53     341,600       9.75        $  .53      142,640    $   .53

              1,021,100                               562,640




The Company applies APB Opinion 25 in accounting for employee stock options. Accordingly, no compensation cost has been recognized. Had compensation costs been determined on the basis of FASB Statement 123 in 2002 and 2001, net loss would have been increased to $671,001 and $563,785, respectively, which would have increased basic loss per share by $.06 in 2002, and $.04 in 2001.

NOTE 8.       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reflected in the consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The investment is carried at cost, which approximates fair value. The carrying value of capital lease obligations approximates fair value since the rates and terms of these instruments are substantially equivalent to those the Company would offer or obtain at the balance sheet date.

NOTE 9.       INCOME TAXES

The following is a reconciliation of income tax expense (benefit) related to continuing operations, computed at statutory income tax rates to the provision for income taxes:

                                       2002       2001

     Federal income taxes at
       statutory rate              $(185,300)  $(93,000)

     State income taxes net of
       federal income tax benefit    (41,400)    (4,700)

     Nondeductible expenses           (1,100)    (1,100)

     Other                            (6,541)    (2,163)

     Income taxes                  $(234,341) $(100,963)

The provision for (benefit from) income taxes related to continuing operations, is summarized as follows:
                                      2002       2001
     Current:
       Federal                    $(254,833)  $(121,874)
       State                           -           -
       Foreign                        9,564      92,680

                                   (245,269)    (29,194)

     Deferred:
       Federal                       61,528     (64,769)
       State                        (50,600)     (7,000)

                                     10,928     (71,769)

                                  $(234,341)  $(100,963)


The pre-tax losses of approximately $947,800 in 2002 and $743,600 in 2001, consist of $656,900 and $630,000 attributable to the United States, and $290,900 and $113,600 attributable to foreign locations, respectively.

The tax effects of the principal temporary differences giving rise to the net current and non-current deferred tax assets totaling $440,576 are as follows:

                                                      2002
              Deferred tax assets:
                Deferred compensation            $ 156,200
                Capital loss carryforward          167,700
                Inventory valuation                141,100
                Accrued salaries                    95,500
                Bad debts                           31,800
                Foreign tax credit carryforward     93,000
                Net operating loss carryforward    109,000
                Other                                3,976

                 Total gross deferred tax assets   798,276

              Deferred tax liabilities:
                Depreciation                       (92,200)
                Amortization                       (64,800)
                Gain on foreign currency           (33,000)

                 Total gross deferred
                  tax liabilities                 (190,000)

                Deferred tax asset before
                 valuation allowance               608,276

              Less valuation allowance            (167,700)

                                                 $ 440,576

Management has established a valuation allowance in connection with the deferred tax asset related to the capital loss carry forward.

The Company has state net operating loss carryforwards totaling approximately $1,745,000 that can be used to reduce future taxable income. If not utilized by September 30, 2006, these carryovers will begin to expire. In addition, the Company has foreign tax credit carryovers totaling approximately $93,000, that can be used to offset future federal taxes on income.


NOTE 10.      COMMITMENTS AND CONTINGENCIES

Operating Leases:
Mack Valves leases its headquarters and manufacturing facilities from its present Managing Director under a five-year operating lease dated November 1, 2000. The lease requires annual payments of A$120,000 ($65,000), and is subject to an annual consumer price index adjustment after the first year. The current rent is A$123,900 ($67,000). In addition, Mack Valves is under obligation for leases expiring at various dates for its sales office facilities and motor vehicles.

Approximate future minimum lease payments under the above leases are as follows:

        2003                    105,200
        2004                     89,900
        2005                     72,200
        2006                      5,600


Employment Agreements:
In October 1998, the Board of Directors entered into an employment agreement with the Company's President requiring minimum annual payments of $140,000.

The Company has a non-qualified, unfunded deferred compensation plan for the former Chairman of the Board providing for payments of $60,000 for his life. The payments are adjusted annually for increases in the Consumer Price Index ("CPI") since 1993 with a lump-sum payment due annually within forty-five days of the fiscal year end. As of September 28, 2002, the deferred compensation liability represents the actuarial present value of this obligation based upon the following assumptions.

        Interest rate                                  6.75%
        Annual increases in the CPI                    2.50%
        Post-retirement mortality   1994 Group Annuity Table

The Company has employment agreements with certain key executive officers and directors that become operative only upon a change in control of the Company without the approval of the Board of Directors. Compensation which might be payable under these agreements has not been reflected in the consolidated financial statements of the Company as of September 28, 2002, since a change in control, as defined, has not occurred.


Environmental Matters:
In 1998, the Company filed a Class "C" Response Action Outcome ("RAO") Statement with the Massachusetts Department of Environmental Protection regarding its facility in Worcester, Massachusetts. The Company has been conducting period monitoring as required by the RAO. No further action is required at this time.


NOTE 11.      RESEARCH AND DEVELOPMENT COSTS

Research and development costs charged to discontinued operations in 2002 and 2001 were approximately $57,000 and $49,000, respectively.


NOTE 12.      ADVERTISING COSTS

Advertising costs charged to discontinued operations in 2002 and 2001 were approximately $19,000 and $25,000, respectively.

NOTE 13.      PROFIT SHARING PLAN

The Company has a profit sharing plan covering substantially all United States employees. The Company's profit sharing contribution is determined annually by the Board of Directors.

Incorporated into the plan are the provisions of Section 401(k) of the Internal Revenue Code, which allows employees to contribute to their accounts on a pretax basis. The Company matches 25% of employee contributions up to a maximum of $1,250 for each employee.

The Company contributed approximately $14,000 and $13,000 in 2002 and 2001 respectively.


NOTE 14.      EMPLOYEE STOCK PURCHASE PLAN

The Company had a qualified employee stock purchase plan covering all United States employees except officers and directors which terminated in 2001. Under the plan, employees participating in the plan were granted options semi-annually to purchase common stock of the Company. The number of full shares available for purchase was a function of the employee's accumulated payroll deductions at the end of each six-month interval. The option price was the lesser of 85% of the fair value of the Company's common stock on the first day of the payment period or 85% of the fair value of the Company's common stock on the last day of the payment period. As of September 28, 2002 and September 29, 2001 there were no options outstanding under the plan.


NOTE 15.      FOREIGN CURRENCY TRANSACTION

In connection with the acquisition of Mack Valves described in Note 1, the company entered into a foreign currency exchange contract to acquire A$4,000,000, to fix the amount of its future investment in US dollars. Losses resulting from currency fluctuations approximated $75,200 during the year ending at September 29, 2001, and were attributable to the decline in the
value of the Australian dollar in relation to the US dollar.   All losses
associated with this contract were recognized in each applicable year's earnings. Additional foreign currency losses amounted to approximately $22,000 and $2,000 in 2002 and 2001, respectively.

The rate of exchange between the Australian dollar and the US dollar has changed from $.544 US dollars to $.666 US dollars per Australian dollar, between the end of the fiscal year September 28, 2002 and the most recently reported period ended June 28, 2003. If the inter-company loan between Mack-USA and Mack Valves were settled as of June 28, 2003, a gain of approximately $430,000 would be recognized by the Company as a result of the change in exchange rates.

Note 16.  SUBSEQUENT EVENTS

SALE OF ASSETS OF GOODARD VALVE CORPORATION


On January 31, 2003,the Company sold substantially all of the assets employed in the operations of Mack-USA (then Goddard Valve Corporation) to Engineered Controls International, Inc. ("ECII"),a Delaware corporation, for a total purchase price of approximately $3,900,000. Of that amount, $3,200,000 was paid in cash at the closing, and another $657,000 was paid through the end of June 28, 2003. An additional $43,000 is payable pending collection of transferred accounts receivable. The assets sold included Mack-USA's machinery & equipment, office equipment, inventory, accounts receivable, intellectual property and proprietary information, including rights to the use of the names "Goddard" and "Goddard Valve Corporation." The Company is restricted from competing with ECII in certain geographical areas for certain cryogenic valve types.

As a result of the above sale, on February 5, 2003 Goddard Valve Corporation was renamed Mack Valves Corporation ("Mack-USA"), and the Company must discontinue its use of the name "Goddard Industries, Inc." and "Goddard Valve Corporation".

The Mack-USA business that was sold designed, manufactured, and sold cryogenic valves that are used primarily by the industrial gas industries, including atmospheric gases, LNG, liquid hydrogen and specialty gases used in semiconductor manufacture. After the sale Mack -
USA will support Mack Valves' business in the United States.

As a result of the above sale to ECII, Mack-USA had no further need for its real estate in Worcester, Massachusetts, and on June 18, 2003, the Company sold all of that real estate. The selling price of $825,000 was paid at closing. The net book value of the assets sold was approximately $265,000, realizing a gain on the sale, after closing costs of $75,000, of approximately $485,000 before taxes. Approximately $227,000 was accrued for taxes on the gain.

The company rents approximately 2,000 square feet of office space at the same location, as a tenant at will, from the new owners.

Note 17.  DISCONTINUED OPERATIONS

Mack-USA's discontinued operations for the year ended September 28, 2002 and September 29, 2001 are presented as follows:

                                          2002                  2001

NET SALES                            $  3,217,059            $3,851,075

COST OF SALES                           2,357,411             2,924,621

GROSS PROFIT                              859,648               926,454

SELLING AND ADMINISTRATIVE
  EXPENSES                              1,138,482             1,239,840

LOSS FROM
  OPERATIONS                             (278,834)             (313,386)

INTEREST EXPENSE                         (123,826)             (156,498)

LOSS BEFORE
  INCOME TAXES                           (402,660)             (469,884)

BENEFIT FROM INCOME TAXES                (173,095)             (173,357)

NET LOSS                                 (229,565)             (296,527)


Dependence upon Principal Customers.

For discontinued operations, in the fiscal year ended September 28, 2002 (FY2002), Mack-USA's largest single customer accounted for 22% of sales compared with 12% in FY2001; the second largest customer accounted for 10% of FY2002 sales compared with 18% in FY2001.

The net assets of Mack-USA's discontinued operations as of September 28, 2002 are summarized as follows:

               ASSETS

CURRENT ASSETS:
   Accounts receivable, net of allowances  $  462,836
   Inventories                              1,473,852
   Prepaid expenses and taxes                   3,207

     TOTAL CURRENT ASSETS                   1,939,895

NET PROPERTY, PLANT AND EQUIPMENT             947,632

OTHER ASSETS:
   Deferred charges                           115,108
   Deferred financing charges                 140,895

     TOTAL OTHER ASSETS                       256,003

TOTAL ASSETS                               $3,143,530

             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt    $   15,000
   Accounts payable                           216,304
   Income taxes payable                       187,766

     TOTAL CURRENT LIABILITIES                419,070

LONG-TERM DEBT                              1,709,769

     TOTAL LIABILITIES                      2,128,839

NET ASSETS OF DISCONTINUED OPERATIONS      $1,014,691



Long term debt related to the discontinued operations is comprised of a $693,060 mortgage loan ("Mortgage") and a $1,550,000 revolving line of credit ("Revolver") with Commerce Bank & Trust Company ("CBT"). These facilities replaced all of the Company's previously existing facilities at Fleet National Bank ("Fleet"). The Revolver is committed for two years at a time with an annual review, and the mortgage is for a ten year term with a twenty year amortization schedule. Both loans are secured by substantially all the properties of the Company and are subject to certain covenant requirements, the most restrictive of which relate to tangible net worth, leverage ratios and a restricted cash deposit of $200,000. On March 22, 2002, in a non-cash transaction, the notes payable to Fleet, with balances aggregating $1,798,333, were repaid from the proceeds of the CBT financing.

All of the CBT facilities were repaid on January 31, 2003.

NOTE 18.     SEGMENT INFORMATION

As a result of the sale of Mack-USA on January 31, 2003, the Company has only one segment. Refer to Note 17 for financial information relating to what was once the Western Hemisphere segment. A summary of financial information for the Mack Valves, the Company's Australian subsidiary, exclusive of inter-company balances and transactions is as follows:

                                    2002

      Current assets            $1,760,000
      Other assets, net          2,391,000

      Total assets               4,151,000

      Current liabilities        2,096,000
      Other liabilities             23,000

      Total liabilities          2,119,000

      Net assets                 2,032,000

                                  SIGNATURE




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GODDARD INDUSTRIES, INC.


Date:  August 28, 2003              By: /s/ Salvatore J. Vinciguerra
                                       Salvatore J. Vinciguerra, President